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                                                                      EXHIBIT 21


                            BROADWAY & SEYMOUR, INC.
                         SUBSIDIARIES OF THE REGISTRANT


                                                     State of         Percentage
                Name of subsidiary                 Incorporation      Ownership
                ------------------                 -------------      ----------

Elite Information Systems, Inc.                    California            100%

The MiniComputer Company of Maryland, Inc.         North Carolina        100%

Elite Information Systems International, Inc.      California            100%
